Exhibit 5.1

June 24, 2026

Track Group, Inc.

200 E 5th Ave, Suite 100

Naperville, IL 60563

Re: Registration Statement on Form S-1 of Track Group, Inc.

Ladies and Gentlemen:

We have acted as legal counsel to Track Group, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), relating to the proposed resale of up to an aggregate of 36,372,938 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed in this letter as to any matter pertaining to the contents of the Registration Statement or the prospectus contained with the Registration Statement, other than as expressly stated in this letter.

In making our examination, we have assumed the legal capacity of all natural persons, that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies. We have also assumed the accuracy and completeness of all information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below. We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions stated below.

We do not express any opinion with respect to the laws of any jurisdiction other than the applicable provisions of the General Corporation Law of the State of Delaware as in effect on the date of this letter. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. This letter speaks as of its date, and we do not undertake (and hereby disclaim any) obligation to update this letter.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that the Shares will be duly authorized, validly issued, fully paid and nonassessable.

This letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this letter with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated under the Securities Act.

Very truly yours,

/s/ Disclosure Law Group

Disclosure Law Group, a Professional Corporation